    As filed with the Securities and Exchange Commission on June 2, 1999.
                                                   Registration No. ____________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                               ________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ________________

                              PROVENA FOODS INC.
            (Exact name of Registrant as specified in its charter)

               California                                  95-2782215
      (State or Other Jurisdiction                      (I.R.S. Employer
            of incorporation)                           Identification No.)

5010 Eucalyptus Avenue, Chino, CA                           91710
(Address of Principal Executive Office)                   (Zip Code)

                               ________________

                           1988 STOCK PURCHASE PLAN
                             (Full title of Plan)

                               ________________

                               Theodore L. Arena
                     President and Chief Executive Officer
                            5010 Eucalyptus Avenue
                               Chino, CA  91710
                    (Name and address of agent for service)

                                (909) 627-1082
         (Telephone Number, Including Area Code, of Agent of Service)

                               ________________

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                 Proposed Maximum       Proposed Maximum          Amount of
     Title of Securities      Amount to be      Offering Price per     Aggregate Offering       Registration
      to be registered       registered/(1)/      Share /(2)/             Price/(2)/                Fee
---------------------------------------------------------------------------------------------------------------
 Common Stock no par
 value..................      500,000 shares         $3.125                $1,562,500              $434.38

===============================================================================================================

/(1)/ Includes such additional shares as may become issuable as a result of applicable anti-dilution provisions.

/(2)/ Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, based on the closing sale price of the Company's Common Stock as reported on the American Stock Exchange on May 26, 1999.

                              PROVENA FOODS INC.

In this Registration Statement, the "Company," "we," "us" and "our" refers to Provena Foods Inc.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Not required to be filed with the Securities and Exchange Commission (the "Commission") pursuant to Form S-8 adopted under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

          The following documents filed by us with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference:

          (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the Commission on March 18, 1999 pursuant to
               Section 13(a) or 15(d) of the Exchange Act.

          (b) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 filed with the Commission on April 30, 1999 pursuant to
               Section 13(a) or 15(d) of the Exchange Act.

          (c) Our Proxy Statement for the Annual Meeting of Shareholders filed with the Commission on March 18, 1999 pursuant to Section 13(a) or 15(d) of the Exchange Act.

          (d) The description of our common stock, no par value, of the Company contained in a registration statement filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

          All documents which the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of the filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.   Description of Securities

         Inapplicable

Item 5.   Interests of Named Experts and Counsel

         Inapplicable

Item 6.   Indemnification of Directors and Officers

         The statutes, charter provisions, Bylaws, Indemnification Agreements, or other arrangements under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, are as follows:

         The Company has adopted provisions in its Articles of Incorporation ("Articles") that eliminate to the fullest extent permissible under California law the liability of its directors for monetary damages. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

         The Company's Articles and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted under California law, and the forms of indemnification include indemnification in circumstances in which indemnification is otherwise discretionary under California law. The Company has obtained an insurance policy covering officers and directors for claims made that such officers or directors may otherwise be required to pay or for which the Company is required to indemnify them, subject to certain exclusions.

Item 7.   Exemption from Registration Claimed

         Inapplicable

Item 8.   Exhibits

         The following exhibits are filed pursuant to Item 601 of Regulation S-
K:

Exhibit
Number         Exhibits
______         ________

4.1            1988 Stock Purchase Plan/(1)/

5.1            Opinion of Fisher Thurber LLP including consent of such counsel
               /(2)/

23.1           Consent of KPMG LLP/(2)/

23.2           Consent of Fisher Thurber LLP (included in Exhibit 5.1) /(2)/

____________________

/(1)/ Incorporated by reference to the exhibits filed with the Form S-8 Registration Statement filed with the Commission on August 17, 1988.
/(2)/  Filed herewith.

Item 9.   Undertakings

         A.    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                         (iii) To include any material information with respect
                    to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

unless, with respect to paragraphs (i) and (ii), the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of Provena Foods Inc. 1988 Stock Purchase Plan.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of a registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chino, State of California, on the 1st day of June, 1999.

Provena Foods Inc.


By: /s/ Theodore L. Arena
    ---------------------
   Theodore L. Arena, President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Theodore L. Arena, President and Chief Executive Officer, and Thomas J. Mulroney, Chief Financial Officer, and each of them, as such person's true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures
----------

   /s/ Theodore L. Arena                    /s/ John D. Determan
---------------------------------------  ----------------------------------
Theodore L. Arena                        John D. Determan
President and Chief Executive Officer    Chairman of the Board and Director
June 1, 1999                             June 1, 1999


   /s/ Ronald A. Provera                    /s/ Santo Zito
---------------------------------------  ----------------------------------
Ronald A. Provera                        Santo Zito
Secretary and Director                   Vice President and Director
June 1, 1999                             June 1, 1999

   /s/ Thomas J. Mulroney
---------------------------------------
Thomas J. Mulroney
Chief Financial Officer and Director
June 1, 1999

                                   FORM S-8
                              PROVENA FOODS INC.
                                 EXHIBIT INDEX



Exhibit
Number    Description
------    -----------

4.1       1988 Stock Purchase Plan/(1)/

5.1       Opinion of Fisher Thurber LLP including consent of such counsel
          /(2)/

23.1      Consent of KPMG LLP/(2)/

23.2      Consent of Fisher Thurber LLP (included in Exhibit 5.1)/(2)/

____________________

/(1)/ Incorporated by reference to the exhibits filed with the Form S-8
      Registration Statement filed with the Commission on August 17, 1988. /(2)/ Filed herewith.

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